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                                                                              Exhibit 10(l)




                                                 July 9, 1997



Ms. Nancy A. Kindl
2743 Parkshire Drive
Racine, Wisconsin  53406


Dear Ms. Kindl:

                 The purpose of  this letter is  to confirm that your  employment agreement with  Portec, Inc. (the "Company"),  in letter form and dated November 10, 1989, as heretofore amended (the "Agreement"), is hereby amended as follows:

         1.      All provisions in  the Agreement (including Schedule A thereto)  referring or relating to your  positions with the
Company are changed to  refer or relate to  your present positions as  Vice President, Secretary,  Treasurer and Controller of  the
Company (in place of the positions which you  held on November 10, 1989 when the Agreement was entered into or  any other positions no longer held which you may have held prior to the date of this amendment).

         2.      Section 1(e)  of the Agreement is amended to  permit you to also terminate your  employment under that Section due to any breach by the Company which will occur in the event that your  work location is relocated beyond a five mile radius from the current  Lake Forest, Illinois  address of the  Company, or in  the event  that your total  remuneration level is  reduced from its current level, in either case without your written consent.

         3.      Section 2(a)(ii) of the Agreement  is amended so that "20.0%" in each place is  appears in the original version of the text of that Section is changed to "27.0%" as  applicable to the acquisition of voting securities of the Corporation by  Albert
Fried & Company, Fried Foundation and/or Albert Fried, Jr.

         4.      Section 5 of the Agreement is amended to read in its entirety as follows:

                 "In the event of a termination  of your employment which constitutes a Covered Termination, you, by giving written notice of termination, may elect to  receive a lump sum cash settlement of all cash payments  due you pursuant to this Agreement on account  of the termination, without any  discount ("present value" or otherwise)  or reduction from the  total due, but subject to any withholding on account of federal and state taxes legally required to be withheld from such payment by the Company."

         5.      Section 6(f) of the Agreement  is amended to change the reference therein from  "The Continental Illinois National
Bank and Trust Company of Chicago" to "American National Bank and Trust Company of Chicago".

                 If this  letter correctly  sets forth  our agreement  to amend  the Agreement,  kindly sign the  original and  the enclosed copy of  this letter  at the place  provided below  and return the  enclosed copy  so signed, retaining  the original  for yourself, and the original and the copy will then constitute executed counterparts of this our amendment of the Agreement.

                                                            Sincerely,

                                                            PORTEC, INC.



                                                            By:
                                                                    Albert Fried, Jr.
                                                                    Chairman

Agreed to and accepted:



Nancy A Kindl

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